UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/22/2008

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2008, the Board of Directors of EarthLink, Inc. (the "Company"), upon recommendation of the Corporate Governance and Nominating Committee, appointed M. Wayne Wisehart as director. Mr. Wisehart will serve on the Company's Audit Committee, its Finance Committee and its Corporate Governance and Nominating Committee.

Mr. Wisehart, age 62, served as Chief Financial Officer of aQuantive, Inc., a digital marketing services company, from March 2006 until September 2007. aQuantive was acquired by Microsoft in August 2007. Prior to this position, Mr. Wisehart served as Executive Vice President and Chief Financial Officer of Western Wireless Corporation, a cellular phone service provider, from January 2003 until September 2005. Western Wireless was acquired by Alltel in August 2005. Prior to that time, Mr. Wisehart served as Chief Financial Officer of iNNERHOST, Inc., a web hosting services company, from October 2000 through February 2002, and as President and Chief Executive Officer for Teledirect International, Inc., a marketing automation software company, from February 1999 through October 2000. In addition, Mr. Wisehart spent more than 15 years in the telecommunications industry serving as President and Chief Executive Officer of Price Communications Wireless, now part of Verizon Wireless, and Chief Financial Officer of Palmer Communications and its subsidiary, Palmer Wireless, and subsequently for Price Communications Wireless after it acquired Palmer Wireless in 1997.

Mr. Wisehart does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K. Mr. Wisehart does not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

Effective July 25, 2008, Robert M. Kavner and William H. Harris, Jr. will retire from the Company's Board of Directors.

On July 23, 2008, the Company issued a press release announcing the election of Mr. Wisehart and the retirement of Mr. Kavner and Mr. Harris. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated here by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
Exhibit No.        Description
99.1                Press Release dated July 23, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: July 23, 2008	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated July 23, 2008